SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2011

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-50548	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 – Amendments to the Registrant’s Code of Ethics

On September 20, 2011, the Board of Directors of Bank of the James Financial Group, Inc. (the “Company”) adopted amendments to its Code of Ethics for Directors and Executive/Senior Officers (the “Code”). The amended Code supersedes the Code of Ethics for Directors and Executive/Senior Officers adopted by the Board of Directors of the Company on April 14, 2005.

The adopted amendments revise the Code to clarify the process for the internal reporting of any suspected violation of the Code and reaffirms the Company’s prohibition on retaliation against employees for any such reporting. The amendments align the code more closely with the requirements of the NASDAQ Listing Rules.

The amendments took effect upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Corporation’s previous Code.

The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this current report on Form 8-K and incorporated herein by reference. A copy of the Code will posted under the “Investor Relations” section of the Company’s website www.bankofthejames.com as soon as practicable.

Item 8.01 – Other Events

On September 20, 2011, the Board of Directors Company adopted amendments to the Audit Committee Charter, a copy of which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference. The amendments align the Audit Committee Charter more closely with the requirements of the NASDAQ Listing Rule. The amendments took effect upon adoption by the Board of Directors. A copy of the Code will posted under the “Investor Relations” section of the Company’s website www.bankofthejames.com as soon as practicable.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Exhibit Description

14.1	Code of Ethics For Directors and Executive/Senior Officers amended as of September 20, 2011

99.1	Audit Committee Charter amended as of September 20, 2011

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 26, 2011	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

14.1	Code of Ethics For Directors and Executive/Senior Officers amended as of September 20, 2011

99.1	Audit Committee Charter amended as of September 20, 2011